Exhibit 99.1

Trex Company Reports First Quarter 2017 Results

- Record Revenue and Net Income -

-- Net Sales increased 10% to $145 Million

-- Gross Margin expanded 120 basis points to 45%

-- Net Income up 18% to $27.9 Million; Diluted EPS was $0.95, up 20%

WINCHESTER, Va.--(BUSINESS WIRE)--May 4, 2017--Trex Company, Inc. (NYSE:TREX), the world’s number-one brand of decking and railing and leader in high-performance, low-maintenance outdoor living products, today reported financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Results

Net sales for the first quarter of 2017 were $144.8 million, 10% above the $131.7 million reported in last year’s first quarter. Gross margin was 45%, a 120 basis point expansion from the 43.8% reported in the first quarter of 2016. The Company reported net income of $27.9 million, or $0.95 per diluted share, increases of 18% and 20%, respectively. Last year’s first quarter net income of $23.7 million, or $0.79 per diluted share, have been adjusted to reflect our adoption of the new FASB standard related to deduction of stock compensation.

“This was another strong quarter for Trex, with double-digit sales growth, favorable gross margin impacts and relatively stable SG&A as a percent of revenue, resulting in record revenues and earnings,” commented James E. Cline, President and Chief Executive Officer.

“The Trex brand continues to gain substantial consumer and trade recognition leading to a record number of visits to our website and to recent industry awards, which again named Trex the leader in brand familiarity and design. Production efficiencies in the first quarter combined with continued focus on cost reduction initiatives including ongoing success with our revised procurement strategies and increased capacity utilization drove solid gross margin expansion. SG&A for the quarter totaled $23.3 million, an increase of $2.7 million to support strategic investments in new product development and branding.

Recent Recognitions

  Trex was recognized as the “Greenest Decking” brand in Green Builder Media’s 2017 Reader’s Choice Awards for the seventh consecutive year.
  Trex was honored with the “Best of Houzz” Design Award for the third consecutive year and designated as an official “Houzz Influencer.”
  The 2017 Builder Brand Use Study named Trex number one in Brand Familiarity, Brand Used Most and Brand Used in the Past Two Years for the composite decking category. This marked the 10th consecutive year that Trex earned top rankings in all three brand performance areas.
  Trex Signature aluminum railing was included in the Green Builder Hot 50 Products list.

Summary and Outlook

“Industry analysts continue to project that the growth rate for wood-alternative decking and railing will outpace the overall market. With advancements in all-weather materials and furnishings that enable the outdoors to act as an extension of the home, we believe Trex, as the market leader in high-performance, wood-alternative decking, railing and accessories, is very well positioned to benefit from the projected increase in demand for functional outdoor living spaces.

“In 2017, we will expand our successful marketing and advertising campaigns that emphasize the advantages of composite decking over traditional wood as well as the environmental benefits of our products. Continued market share gains and favorable gross margin impacts are expected to benefit full year 2017 results.

“In the second quarter of 2017 we expect to achieve revenues of $160 million. Our expectation for incremental gross margin is now expected to be in excess of 50% for full year 2017,” Mr. Cline concluded.

First Quarter 2017 Conference Call and Webcast Information

Trex will hold a conference call to discuss its first-quarter 2017 results and other corporate matters on Friday, May 5, 2017 at 8:00 a.m. ET. To participate on the day of the call, dial 1-888-349-0106 or internationally, 1-412-902-0131 approximately ten minutes before the call and tell the operator you wish to join the Trex Company Conference Call.

A live webcast of the conference call will be available in the Investor Relations section of the Trex Company website at http://investor.trex.com/phoenix.zhtml?c=86979&p=irol-irhome. For those who cannot listen to the live broadcast, an audio replay of the conference call will be available on the Trex website for 30 days.

Forward-Looking Statements

The statements in this press release regarding the Company's expected future performance and condition constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company's business to general economic conditions; the impact of weather-related demand fluctuations on inventory levels in the distribution channel and sales of the Company’s products; the Company's ability to obtain raw materials at acceptable prices; the Company's ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; and the highly competitive markets in which the Company operates. Documents filed with the U.S. Securities and Exchange Commission by the Company, including in particular its latest annual report on Form 10-K and quarterly reports on Form 10-Q, discuss some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Trex Company

Trex Company is the world’s largest manufacturer of high performance wood-alternative decking and railing, with more than 25 years of product experience. Stocked in more than 6,700 retail locations worldwide, Trex outdoor living products offer a wide range of style options with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. For more information, visit trex.com.

TREX COMPANY, INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016

Net sales	$144,806	$131,676

Cost of sales	79,637	74,049

Gross profit	65,169	57,627

Selling, general and administrative expenses	23,269	20,612

Income from operations	41,900	37,015

Interest expense, net	204	572

Income before income taxes	41,696	36,443

Provision for income taxes	13,747	12,737

Net income	$27,949	$23,706

Basic earnings per common share	$0.95	$0.80

Basic weighted average common shares outstanding	29,363,210	29,697,722

Diluted earnings per common share	$0.95	$0.79

Diluted weighted average common shares outstanding	29,561,406	29,910,292

Comprehensive income	$27,949	$23,706

TREX COMPANY, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	March 31,	December 31,
	2017	2016

ASSETS	(Unaudited)
Current assets:

Cash and cash equivalents	$1,767	$18,664
Accounts receivable, net	171,288	48,039
Inventories	30,109	28,546
Prepaid expenses and other assets	4,071	10,400
Total current assets	207,235	105,649
Property, plant and equipment, net	103,608	103,286
Goodwill and other intangibles	10,523	10,523
Other assets	1,940	1,972
Total assets	$323,306	$221,430

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$13,643	$10,767
Accrued expenses and other liabilities	31,108	34,693
Accrued warranty	5,925	5,925
Line of credit	77,000	—
Total current liabilities	127,676	51,385
Deferred income taxes	894	894
Non-current accrued warranty	30,757	31,767
Other long-term liabilities	3,045	3,223
Total liabilities	162,372	87,269
Stockholders’ equity:

Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value, 80,000,000 shares authorized; 34,895,162 and 34,894,233 shares issued and 29,401,481 and 29,400,552 shares outstanding at March 31, 2017 and December 31, 2016, respectively	349	349
Additional paid-in capital	118,906	120,082
Retained earnings	215,191	187,242
Treasury stock, at cost, 5,493,681 shares at March 31, 2017 and December 31, 2016	(173,512)	(173,512)
Total stockholders’ equity	160,934	134,161
Total liabilities and stockholders’ equity	$323,306	$221,430

TREX COMPANY, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016

Operating Activities
Net income	$27,949	$23,706
Adjustments to reconcile net income to net cash used in
operating activities:
Depreciation and amortization	3,764	3,829
Stock-based compensation	1,965	1,276
Loss (gain) on disposal of property, plant and equipment	258	(105)
Changes in operating assets and liabilities:
Accounts receivable	(123,249)	(108,939)
Inventories	(1,563)	(2,556)
Prepaid expenses and other assets	2,304	(1,577)
Accounts payable	2,876	(666)
Accrued expenses and other liabilities	(13,939)	(11,327)
Income taxes receivable/payable	13,191	12,239

Net cash used in by operating activities	(86,444)	(84,120)

Investing Activities
Expenditures for property, plant and equipment	(4,312)	(2,439)
Proceeds from sales of property, plant and equipment	-	4,249

Net cash (used in) provided by investing activities	(4,312)	1,810

Financing Activities
Borrowings under line of credit	93,000	148,500
Principal payments under line of credit	(16,000)	(14,000)
Repurchases of common stock	(3,244)	(53,968)
Financing costs	-	(485)
Proceeds from employee stock purchase and option plans	103	72

Net cash provided by financing activities	73,859	80,119

Net decrease in cash and cash equivalents	(16,897)	(2,191)
Cash and cash equivalents at beginning of period	18,664	5,995

Cash and cash equivalents at end of period	$1,767	$3,804

Supplemental Disclosure:
Cash paid for interest	$64	$248
Cash paid for income taxes, net	$556	$498

CONTACT:
Trex Company, Inc.
Bryan Fairbanks
VP & CFO
540-542-6300
or
MBS Value Partners
Lynn Morgen/Viktoriia Nakhla
212-750-5800